Exhibit 12
                       E'TOWN CORPORATION AND SUBSIDIARIES
                 Computation of Ratio of Earnings to Fixed Charges
                            (In Thousands Except Ratios)


                                       Three Months Ended      Six Months Ended
                                              June 30,             June 30,
                                         2000       1999      2000      1999
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EARNINGS:

Net income                             $  4,328  $  5,757  $   6,589 $  12,057
Federal income taxes                      2,432     3,164      3,740     6,620
Interest charges                          5,939     4,802     11,636     9,284
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   Earnings available to cover
    fixed charges                      $ 12,699  $ 13,723  $  21,965 $  27,961
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FIXED CHARGES:
Interest on long-term debt             $  4,785  $  4,239  $   9,223 $   8,373
Other interest                            1,144       565      2,384       856
Amortization of debt discount - net         115       110        229       220
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   Total fixed charges                 $  6,044  $  4,914  $  11,836 $   9,449
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Ratio of Earnings to Fixed Charges         2.10      2.79       1.86      2.96
===============================================================================


Earnings to Fixed Charges represents the sum of Net Income,
Federal income taxes and Interest Charges (which is reduced by
Capitalized interest), divided by Fixed Charges.
Fixed Charges consist of interest on long and short-term debt (which is not reduced by Capitalized Interest), and Amortization of debt discount.
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                                                                 Exhibit 12(a)
                      ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY
                  Computation of Ratio of Earnings to Fixed Charges
                                (In Thousands Except Ratios)


                                        Three Months Ended    Six Months Ended
                                             June 30,            June 30,
                                          2000      1999      2000      1999
-------------------------------------------------------------------------------
EARNINGS:

Net income                             $  5,654  $  6,343  $   9,048 $  10,626
Federal income taxes                      2,996     3,369      4,777     5,630
Interest charges                          4,820     4,163      9,513     8,028
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Earnings available to cover
 fixed charges                         $ 13,470  $ 13,875  $  23,338 $   24,284
-------------------------------------------------------------------------------

FIXED CHARGES:
Interest on long-term debt             $  3,858  $  3,862  $   7,634 $   7,619
Other interest                              968       315      1,881       378
Amortization of debt discount - net          99        98        198       196
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Total fixed charges                    $  4,925  $  4,275  $   9,713 $   8,193
-------------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges         2.74      3.25       2.40      2.96
===============================================================================





Earnings to Fixed Charges represents the sum of Net Income, Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.

                                                                  Exhibit 12(b)

                     ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY
                   Computation of Ratio of Earnings to Fixed Charges
                                 and Preferred Dividends
                              (In Thousands Except Ratios)

                                       Three Months Ended     Six Months Ended
                                            June 30,             June 30,
                                          2000      1999      2000      1999
-------------------------------------------------------------------------------
EARNINGS:

Net income                             $  5,654  $  6,343  $   9,048 $  10,626
Federal income taxes                      2,996     3,369      4,777     5,630
Interest charges                          4,820     4,163      9,513     8,028
-------------------------------------------------------------------------------
 Earnings available to cover
  fixed charges                        $ 13,470  $ 13,875  $  23,338 $  24,284
-------------------------------------------------------------------------------

FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt             $  3,858  $  3,862  $   7,634 $   7,619
Preferred dividend requirement (1)          311       311        620       621
Other interest                              968       315      1,881       378
Amortization of debt discount - net          99        98        198       196
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Total fixed charges                    $  5,236  $  4,586  $  10,333 $   8,814
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Ratio of Earnings to Fixed Charges
 and Preferred Dividends                   2.57      3.03       2.26      2.76
===============================================================================

(1) Preferred Dividend Requirement:

Preferred dividends                    $    203  $    203  $     406 $     406
Effective tax rate                        34.64%    34.69%    34.55%     34.63%
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Preferred dividend requirement         $    311  $    311  $     620 $     621
===============================================================================



Earnings to Fixed Charges and Preferred Dividends represents the sum of Net Income, Federal income taxes and Interest
Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pretax basis and Amortization of debt discount.